Trust for Credit Unions - Exhibit to Form N-SAR for the Annual Period Ended August 31, 2003

Exhibit 77Q1 (e):

                                               ASSUMPTION AGREEMENT


          AGREEMENT made as of April 26, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

          WHEREAS, Trust for Credit Unions (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, GS&Co. has been previously appointed as investment adviser to the Money Market Portfolio, Government Securities Portfolio and Mortgage Securities Portfolio (the "Portfolios") of the Trust
pursuant to an Advisory Agreement dated June 20, 1991, and the addenda thereto (together the "Investment Advisory Agreement"); and

          WHEREAS, the parties desire to have GSAM LP act as investment adviser with respect to each Portfolio pursuant to the Investment Advisory Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Advisory Agreement with respect to the Portfolios.

2. GS&Co. and GSAM LP hereby represent that: (a) the management personnel of GS&Co. responsible for providing investment advisory services to the Portfolios under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, will continue to provide the same services for the Portfolios as officers or employees of GSAM LP; and (b) both GS&Co. and GSAM LP remain wholly-owned direct and indirect subsidiaries of Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the investment adviser for the Portfolios.

3. GSAM LP is hereby bound by all of the terms of the Investment Advisory Agreement, which will continue in full force and effect with respect to GSAM LP.


                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest:    signature eligible                        GOLDMAN, SACHS & CO.
           -------------------------------


                                                     By:  /s/ Amy Curran
                                                     Name:Amy E. Curran
                                                     Title: Vice-President


Attest:    /s/ Marie Quatela                         GOLDMAN SACHS ASSET
           -------------------------------
                                                     MANAGEMENT, L.P.


                                                     By:  /s/ Howard B. Surloff
                                                     Name: Howard B. Surloff
                                                     Title: Managing Director




Acknowledged as of the Date
First Set Forth Above:

TRUST FOR CREDIT UNIONS


By:  /s/ Charles Filson
Name:Charles Filson
Title:President